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                                                                   Exhibit 10.11

                                DST SYSTEMS, INC.
                           DEFERRED COMPENSATION PLAN

                                    SECTION 1
                                  INTRODUCTION

         1.1 THE PLAN AND ITS EFFECTIVE DATE. The DST Systems, Inc. Deferred Compensation Plan ("Plan") is established as of May 12, 1998 (the "Effective Date").

         1.2 PURPOSE. DST Systems, Inc. (the "Company") has established the Plan for a select group of management and highly compensated employees of the Company or any subsidiary or affiliate that adopts the Plan in accordance with Section 6 (together with the Company, an "Employer) to attract and retain highly qualified personnel by offering the benefits of a non-qualified, unfunded plan of deferred compensation. The Plan is intended to be a top-hat plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         1.3 ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). The Committee shall have the powers set forth in the Plan and the power to interpret its provisions. Any decisions of the Committee shall be final and binding on all persons with regard to the Plan. The Committee may delegate its authority hereunder to one or more officers or directors of the Company. The members of the Committee shall serve at the pleasure of the Board and may be removed, with or without cause, by the Board.


                                    SECTION 2
              PARTICIPATION DEFERRAL ELECTIONS AND DEFERRAL AWARDS

         2.1 ELIGIBILITY AND PARTICIPATION. Subject to the terms, conditions and limitations of the Plan, such employees of the Company or other Employer who are identified as eligible by the Committee shall be eligible to participate in the Plan ("Eligible Employees"). Any Eligible Employee who makes a Deferral Election as described in Section 2.2 below, or with respect to whom the Committee makes a Deferral Award as described in Section 2.3 below, shall become a participant in the Plan ("Participant") and shall remain a Participant until the entire balance of his Deferral Account (defined in Section 3.1 below) is either forfeited or distributed.

         2.2 RULES FOR DEFERRAL ELECTIONS. To the extent permitted by the Committee, and subject to any terms, conditions or limitations that the Committee may prescribe, an Eligible Employee may make an irrevocable election ("Deferral Election") to defer receipt of compensation from the Company or other Employer in accordance with the rules set forth below:

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         (a)      An individual shall be eligible to make a Deferral Election only if he is an Eligible Employee on the date such election is made.

         (b) All Deferral Elections must be made in writing on such forms as the Committee may prescribe and must be received by the Committee no later than the date specified by the Committee. In no event will the date specified by the Committee be later than the end of the month that precedes the earliest date that the amount being deferred is made available to such Eligible Employee.

         (c) Deferred amounts will be deferred to the date specified by the Eligible Employee at the time of the Eligible Employee's initial Deferral Election (the "Distribution Date"). Except as provided in subsection (f) below, the Distribution Date specified at the time of the Eligible Employee's initial Deferral Election is irrevocable.

         (d) The Distribution Date specified by the Participant at the time of his initial Deferral Election may be either (i) a specified date not earlier than the January 1 coincident with or immediately following the first anniversary of the date on which the Eligible Employee files his initial Deferral Election, (ii) the Eligible Employee's Termination of Employment (as defined in subsection (e), below) or a specified date coinciding with or next following the Eligible Employee's Termination of Employment (e.g., January 1 coinciding with or next following the Eligible Employee's Termination of Employment), (iii) the earlier of (i) or (ii) above, or (iv) such other date permitted by the Committee, as may be elected by the Eligible Employee at the time of his initial Deferral Election.

         (e) For purposes of this Plan, a "Termination of Employment" occurs when a person leaves the employ of the Company (including all subsidiaries and affiliates) by reason of a resignation, discharge, retirement, or death; provided that in the event a person receives periodic severance payments after he leaves the employ of the Company (or any subsidiary or affiliate), then unless otherwise provided by the Committee, such person's Termination of Employment shall occur on the date on which the final periodic severance payment is made.

         (f) To the extent permitted by the Committee, and subject to any terms, conditions or limitations that the Committee may prescribe, a participant may make one or more Deferral Elections after the Participant's initial Deferral Election to extend the Distribution Date to a later date described in subsection (d) above; provided that any such subsequent Deferral Election shall not be effective unless the Committee receives the election at least one year and one day (or such other period as may be specified by the Committee) before the Distribution Date elected by the Participant at the time of his most recent Deferral Election.

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         (g)      At the time of the Participant's initial Deferral Election, the Participant shall elect, in writing on such form as the Committee may prescribe, the form of payment of the Participant's Deferral Account.

         (h) If the Committee determines that a Participant has an Unforeseeable Financial Emergency (as defined in Section 4.6 below), then the Participant's Deferral Election in effect at the time of the Unforeseeable Financial Emergency shall be revoked with respect to all amounts not previously deferred; and if a Participant receives a distribution on account of hardship under any qualified plan that is described in Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code") and which is maintained by the Company, other Employer or a commonly controlled entity (as defined in Code Sections 414(b) and (c)) of the Company or other Employer (a "401(k) Plan"), then no amounts may be deferred under the Plan for a period of 12 months following the date the Participant receives the distribution on account of hardship from the 401(k) Plan.

         2.3 DEFERRAL AWARDS. Subject to the terms and provisions of the Plan, the Committee may in its discretion make an award of deferred compensation ("Deferral Award") to any Eligible Employee at any time and from time to time, subject to any terms, conditions or limitations (including, without limitation, vesting requirements) as the Committee may determine.

                                    SECTION 3
                                DEFERRAL ACCOUNTS

        3.1 DEFERRAL ACCOUNTS. All amounts deferred pursuant to one or more Deferral Elections or Deferral Awards under this Plan, together with any adjustments for income, gains, losses, expenses or distributions, shall be allocated to a bookkeeping account in the name of the Participant (the "Deferral Account").

         3.2 INVESTMENT CREDITS. All amounts deferred pursuant to the Plan shall be credited with interest during the deferral period at such rates of interest as may be determined from time to time by the Committee in its sole discretion. If the Committee, in its sole discretion, shall so determine, such rates of interest shall be equal to the rates of return (gain or loss) that would have been credited or charged had the Participant's Deferral Account been invested in one or more Investment Funds (as defined below) selected by the Participant in accordance with such procedures as may be prescribed by the Committee. The "Investment Funds" may consist of such investment media, including indexed or other mutual funds, as are designated from time to time by the Committee, in its sole discretion, for Participants' investment elections. The Committee may, in its sole discretion, designate additional Investment Funds or terminate existing Investment Funds.

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         3.3 VESTING. A Participant shall be fully vested at all times in that portion of the balance of his Deferral Account that is attributable to such Participant's Deferral Elections. A Participant shall vest in that portion of the balance of his Deferral Account that is attributable to Deferral Awards in accordance with such vesting schedule, and subject to such terms and conditions, as shall be determined by the Committee. The Committee may, in its sole discretion, accelerate or waive any term or condition with respect to a Participant's right to the balance of his Deferral Account.

                                    SECTION 4
                               PAYMENT OF BENEFITS

         4.1 TIME AND METHOD OF PAYMENT. Unless otherwise determined by the Committee, payment of a Participant's Deferral Account shall be made in the form of a single lump sum or shall commence in the form of installments as elected by the Participant in accordance with procedures prescribed by the Committee.

         If a Participant's Deferral Account is payable in a single lump sum, the payment shall be made as soon as is administratively feasible after the Participant's Distribution Date. If a Participant's Deferral Account is payable in the form of installment payments, then, unless the Committee determines otherwise, the Participant's Deferral Account shall be paid in substantially equal annual installments commencing as soon as is administratively feasible after the Participant's Distribution Date.

         4.2 PAYMENT UPON DISABILITY. Unless otherwise determined by the Committee, if a Participant becomes Disabled (as defined below) before his Distribution Date, the Participant's balance in his Deferral Account shall become fully vested and payment of the Participant's Deferral Account shall be made or shall commence (in the manner of payment determined in accordance with Section 4.1) as soon as is administratively feasible after the date the Committee determines that the Participant is Disabled.

         For purposes of this Section 4.2, a Participant shall be "Disabled" if he has a physical or mental condition resulting from a bodily injury, disease, or mental disorder, which is expected to be permanent and which renders the Participant incapable of performing his normal employment duties. Such determination shall be made by the Committee on the basis of such medical and other competent evidence as the Committee shall deem relevant.

         4.3 PAYMENT UPON DEATH OF A PARTICIPANT. Unless otherwise determined by the Committee, a Participant's Deferral Account shall become fully vested and shall be paid to the Participant's Beneficiary (designated in accordance with Section 4.4) in a single lump sum as soon as is administratively feasible following the Participant's death.

         4.4 BENEFICIARY. If a Participant is married on the date of his death, then his

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Beneficiary shall be the Participant's spouse, unless the Participant names a
Beneficiary or Beneficiaries (other than the Participant's spouse) to receive the balance of the Participant's Deferral Account in the event of the Participant's death prior to the payment of his entire Deferral Account. To be effective, any Beneficiary designation shall be in writing and must be filed with the Committee. A Participant may revoke an existing Beneficiary designation by filing another written Beneficiary designation with the Committee. The latest written Beneficiary designation received by the Committee shall be controlling.

         If no Beneficiary is named by a Participant or if he survives all of his named Beneficiaries, the Deferral Account shall be paid in the following order of precedence:

                  (1)      the Participant's spouse;

                  (2) the Participant's children (including adopted children), per stirpes; or

                  (3)      the Participant's estate.

         4.5 FORM OF PAYMENT. Except as otherwise provided by the Committee, all payments shall be made in cash.

         4.6 UNFORESEEABLE FINANCIAL EMERGENCY. If the Committee determines that a Participant has incurred an Unforeseeable Financial Emergency (as defined below), the Participant may withdraw in cash the portion of the balance of his Deferral Account needed to satisfy the Unforeseeable Financial Emergency, to the extent that the Unforeseeable Financial Emergency may not be relieved:

                  (1) Through reimbursement or compensation by insurance or otherwise; or

                  (2) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

         An "Unforeseeable Financial Emergency" is a severe financial hardship to the Participant resulting from:

                  (1) A sudden and unexpected illness or accident of the Participant or of a dependent of the Participant;

                  (2)      Loss of the Participant's property due to casualty;
                           or

                  (3) Such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant as determined by the Committee.

         A withdrawal on account of an Unforeseeable Financial Emergency shall be paid

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as soon as possible after the date on which the Committee approves the withdrawal.

         In the event a Participant is entitled to a withdrawal from the Plan on account of an Unforeseeable Financial Emergency and at the same time is entitled to a distribution on account of hardship from a 401(k) Plan (as defined in Section 2.2(h)), the Participant must withdraw his entire Deferral Account under the Plan on account of the Unforeseeable Financial Emergency before he may receive any distribution on account of hardship under the 401(k) Plan.

         4.7 CHANGE IN CONTROL. Unless otherwise determined by the Committee, immediately upon the consummation of a transaction resulting in a Change in Control (as defined below) the entire balance of a Participant's Deferral Account shall become fully vested and each Participant shall be paid the entire balance of his Deferral Account in a single lump sum as soon as is administratively feasible.

         For purposes of this Section 4.7, a "Change in Control" shall be deemed to have occurred if (i) for any reason at any time less than seventy-five percent (75%) of the members of the Board shall be individuals who fall into any of the following categories: (A) individuals who were members of the Board on September 1, 1995; or (B) individuals whose election or nomination for election by the Company's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were members of the Board on September 1, 1995; or (C) individuals whose election or nomination for election by the Company's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were elected in the manner described in (A) or (B) above, or (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall have become according to a public announcement or filing, without the prior approval of the Board, the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange
Act) directly or indirectly, of securities of the Company representing forty percent (40%) or more (calculated in accordance with Rule 13(d)-3) of the combined voting power of the Company's then outstanding voting securities (such "person" hereafter referred to as a "Major Stockholder"); or (iii) the stockholders of the Company shall have approved a merger, consolidation or dissolution of the Company or a sale, lease, exchange or disposition of all or substantially all of the Company's assets, or a Major Stockholder shall have proposed any such transaction, unless such merger, consolidation, dissolution, sale, lease, exchange or disposition shall have been approved by at least seventy-five percent (75%) of the members of the Board who are individuals falling into any combination of the following categories: (A) individuals who were members of the Board on September 1, 1995, or (B) individuals whose election or nomination for election by the Company's stockholders was approved by at least seventy-five percent (75%) of the members of the Board then still in office who are members of the Board on September 1, 1995, or (C) individuals whose election, or nomination for election by the Company's stockholders was approved by a vote of a least seventy-five percent (75%) of the members of the Board then still in office who were elected in the manner described in (A) or
(B) above.

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         4.8 WITHHOLDING OF TAXES. The Company or the Participant's Employer
shall withhold any applicable Federal, state or local income tax from payments due under the Plan. The Company or the Participant's Employer shall also withhold Social Security taxes, including the Medicare portion of such taxes, and any other employment taxes as necessary to comply with applicable laws.

         4.9. SECTION 162(m) LIMITATIONS. Unless otherwise determined by the Committee, in the event that any amount to be paid pursuant to Section 4.1, 4.2,
4.3 or 4.6 would, in the Committee's judgment, result in non-deductibility, under Section 162(m) of the Code, of any portion of such Participant's income payable by or attributable to the Company or the Participant's Employer for the year in which such amount is to be paid, such amount shall be payable in the following calendar year, if applicable, subject to the provisions of this
Section 4.9.


                                    SECTION 5
                                  MISCELLANEOUS

         5.1 FUNDING. Benefits payable under the Plan to any Participant shall be paid directly by the Participant's Employer (including the Company if the Participant is employed by the Company). The Company and other Employers shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the Plan. While the Company and other Employers may, in the discretion of the Committee, make investments in the investment media designated by the Committee as Investment Funds in amounts equal or unequal to Participants' investment elections hereunder, the Company and other Employers shall not be under any obligation to make such investments and any such investment shall remain an asset of the Company or other Employer subject to the claims of its general creditors. Notwithstanding the foregoing, the Company and other Employers, in the discretion of the Committee, may maintain one or more grantor trusts ("Trust") to hold assets to be used for payment of benefits under the Plan. The assets of the Trust with respect to benefits payable to the employees of each Employer shall remain the assets of such Employer subject to the claims of its general creditors. Any payments by a Trust of benefits provided to a Participant under the Plan shall be considered payment by the Company or other Employer and shall discharge the Company or other Employer of any further liability under the Plan for such payments.

         5.2 BENEFIT STATEMENTS. As soon as practical after the end of each calendar year (or after such additional date or dates as the Committee, in its sole discretion, may designate), the Committee shall provide each Participant with a statement of the balance of his Deferral Account hereunder as of the last day of such calendar year (or as of such other dates as the Committee, in its discretion, may designate).

         5.3 EMPLOYMENT RIGHTS. Establishment of the Plan shall not be construed to give

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any Eligible Employee the right to be retained in the Company's or other
Employer's service or to any benefits not specifically provided by the Plan.

         5.4 INTERESTS NOT TRANSFERABLE. Except as to withholding of any tax under the laws of the United States or any state or locality and the provisions of Section 4.4, no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them for or to the benefit of such person entitled thereto under the Plan or his spouse, children or other dependents, or any of them, in such manner as the Committee may deem proper.

         5.5 FORFEITURE OF UNCLAIMED AMOUNTS. Unclaimed amounts shall consist of the amounts of the Deferral Account of a Participant that cannot be distributed because of the Committee's inability, after a reasonable search, to locate a Participant or his Beneficiary, as applicable, within a period of two (2) years after the Distribution Date upon which the payment of benefits become due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Company or other Employer under the Plan. After an unclaimed amount has been forfeited, the Participant or Beneficiary, as applicable, shall have no further right to his Deferral Account.

         5.6 CONTROLLING LAW. The law of Missouri, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan to the extent not preempted by ERISA.

         5.7 GENDER AND NUMBER. Words in the masculine gender shall include the feminine, and the plural shall include the singular and the singular shall include the plural.

         5.8 ACTION BY THE COMPANY. Except as otherwise specifically provided herein, any action required of or permitted by the Company under the Plan shall be by resolution of the Board of Directors of the Company or by action of the Committee or by any person(s) authorized by resolution of the Board of Directors of the Company or by the Committee.

         5.9 PARTICIPANTS BOUND. Any action with respect to the Plan taken by the Board or the Committee or any action authorized by or taken at the direction of the Board or the Committee shall be conclusive upon all Participants and Beneficiaries entitled to benefits under this Plan.

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         5.10 RECEIPT AND RELEASE. Any payment to any Participant or Beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in satisfaction of claims against the Company or other Employer under the Plan, and the Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or Beneficiary is determined by the Committee to be incompetent by reason of physical or mental disability, including minority, to give a valid receipt and release, the Committee may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Company or other Employer or the Committee to follow the application of such funds.

                                    SECTION 6
                             EMPLOYER PARTICIPATION

         6.1 ADOPTION OF PLAN. Any subsidiary or affiliate of the Company (together with the Company, an "Employer") may, with the approval of the Committee and under such terms and conditions as the Committee may prescribe, adopt the Plan by resolution of its board of directors. The Committee may amend the Plan as necessary or desirable to reflect the adoption of the Plan by an Employer, provided however, that an adopting Employer (other than the Company) shall not have the authority to amend or terminate the Plan under Section 7.

         6.2 WITHDRAWAL FROM THE PLAN BY EMPLOYER. Any Employer other than the Company shall have the right, at any time, upon the approval of and under such conditions as may be provided by the Committee, to withdraw from the Plan by delivering to the Committee written notice of its election so to withdraw.


                                    SECTION 7
                            AMENDMENT AND TERMINATION

         The Company reserves the right at any time by action of the Board to modify, amend or terminate the Plan, provided, however, that any amendment or termination of the Plan shall not reduce or eliminate any Deferral Account accrued through the date of such amendment or termination, increased by any income and gain credited to the Participant's Deferral Account and reduced by any losses, expenses and distributions charged to the Participant's Deferral Account.


         Executed as of the 12th day of May, 1998.

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                                                 DST SYSTEMS, INC.



                                                 By: /s/ M. Jeannine Strandjord


















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